                          INVESTMENT ADVISORY AGREEMENT

                     COHEN & STEERS EQUITY INCOME FUND, INC.
                                757 Third Avenue
                            New York, New York 10017

                                                                August ___, 1997

COHEN & STEERS CAPITAL MANAGEMENT, INC.
757 Third Avenue
New York, New York 10017

Dear Sirs:

        We, the undersigned Cohen & Steers Equity Income Fund, Inc., herewith confirm our agreement with you as follows:

        1. We are an open-end, non-diversified management investment company registered under the Investment Company Act of 1940 (the "Act"). We are currently authorized to issue separate classes of shares and our Directors are authorized to reclassify and issue any unissued shares to any number of additional classes or series (portfolios) each having its own investment objective, policies and restrictions, all as more fully described in the prospectus and the statement of additional information constituting parts of the Registration Statement filed on our behalf under the Securities Act of 1933 and the Act. We propose to engage in the business of investing and reinvesting our assets in securities of the type and in accordance with the limitations specified in our Articles of Incorporation, By-Laws, Registration Statement filed and affecting our portfolio and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual issuers whose securities are included in our portfolio, the industries in which they engage, or the conditions prevailing in the economy generally. You will also furnish us with such statistical and analytical information with respect to our portfolio securities as you may believe appropriate or as we reasonably may request. In making such purchases and sales of our portfolio securities, you will bear in mind the policies set from time to time by our Board of Directors as well as the limitations imposed by our Articles of Incorporation and in our Registration Statement under the Act and the Securities Act of 1933, the limitations in the Act and of the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies.

        2. It is understood that you will from time to time employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you. No obligation may be incurred on our behalf in any such respect. During the continuance of this agreement at our request you will provide us persons satisfactory to our Board of Directors to serve as our officers.

        3. We hereby confirm that we shall be responsible and hereby assume the obligation for payment of all our expenses, including: (a) payment of the fee payable to you under paragraph 5 hereof; (b) charges and expenses of our administrator, sub-administrator, custodian, transfer, and dividend disbursing agent; (c) fees of directors who are not your affiliated persons; (d) legal and auditing expenses; (e) compensation of our officers, Directors and employees who do not devote any part of their time to your affairs or the affairs of your affiliates other than us; (f) costs of printing our prospectuses and stockholder reports; (g) costs of proxy solicitation; (h) cost of maintenance of corporate existence; (i) interest charges, taxes, brokerage fees and commissions; (j) costs of stationery and supplies; (k) expenses and fees related to registration and filing with the Securities and Exchange commission and with state regulatory authorities; and (l) upon the approval of the Board of Directors, costs of your personnel or your affiliates rendering clerical, accounting and other office services.

        4. We shall expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

        5. In consideration of the foregoing we will pay you a monthly fee at an annualized rate of .75 of 1% of our average daily net assets. Such fee shall be payable in arrears on the last day of each calendar month for services performed hereunder during such month. If our initial Registration Statement is declared effective by the Securities and Exchange Commission after the beginning of a month or this agreement terminates prior to the end of a month, such fee shall be prorated according to the proportion which such portion of the month bears to the full month.

        6. This agreement shall become effective on the date on which our pending Registration Statement on Form N-1A relating to our shares becomes effective and shall remain in effect until the first meeting of our shareholders held after such date and, if approved by the vote of a majority of the outstanding voting securities, as defined in the Act, at such meeting, continue in effect until December 31, 1998 and may be continued for successive twelve-month periods (computed from each January 1) with respect to each portfolio provided that such continuance is specifically approved at least annually by the Board of Directors or by majority vote of the holders of the outstanding voting securities of such portfolio (as defined in the Act), and, in either case, by a majority of the Board of Directors who are not interested persons as defined in the Act, of any party to this agreement (other than as Directors of our corporation), provided further, however, that if the continuation of this agreement is not approved, you may continue to render the services described herein in the manned to the extent permitted by the Act and the rules and regulations thereunder. Upon the effectiveness of this agreement, it shall supersede all previous agreements between us covering the subject matter hereof. This agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities (as so defined) or by a vote of a majority of the Board of Directors on 60 days' written notice to you, or by you on 60 days' written notice to us.

        7. This agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and this agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you. The terms "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.

        8. Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your officers, directors or employees, who may also be a Director, officer or employee of ours, or persons otherwise affiliated with us (within the meaning of the Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other trust, corporation, firm, individual or association.

        9. If you cease to act as our investment adviser, or, in any event, if you so request in writing, we agree to take all necessary action to change our name to a name not including the term "Cohen & Steers". You may from time to time make available without charge to us for our use such marks or symbols owned by you, including marks or symbols containing the term "Cohen & Steers" or any variation thereof, as you may consider appropriate. Any such marks or symbols so made available will remain your property and you shall have the right, upon notice in writing, to require us to cease the use of such mark or symbol at any time.

        10. This agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the Act.

        If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                                    Very truly yours,

                                    COHEN & STEERS EQUITY INCOME FUND, INC.

                                    By: ______________________________
                                         Name:
                                         Title:

Agreed to and accepted
as of the date first set
forth above

COHEN & STEERS CAPITAL MANAGEMENT, INC.

By: ___________________________
     Name:
     Title: